UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 23, 2007
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT 10.1
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02 (c) Appointment of Principal Financial Officer
On August 28, 2007, Blue Nile, Inc. (“Blue Nile”) announced that Robin Easton, age 41, was named Blue Nile’s Chief Financial Officer effective upon his commencement of employment with Blue Nile, which is expected to begin on September 10, 2007. A copy of the press release announcing the hiring of Easton as Chief Financial Officer is attached hereto as Exhibit 99.1.
Easton joins Blue Nile from PACCAR Inc, a truck design, distribution and manufacturing company, where he has been Treasurer since February 2007 and served as Assistant Treasurer from September 2004 to January 2007. From August 2001 to August 2004, Easton served as Director of Global Treasury Operations at Applied Materials, Inc., a supplier of products and services to the semiconductor industry. From September 1998 to April 2001, Easton served as the Vice President and Global Treasury Services Consultant for Bank of America, NA, a financial institution. From 1992 to 1998, Easton served in various capacities at Inchcape PLC, an automotive retailer, most recently serving as the company’s Regional Treasurer for Asia Pacific. Easton holds a B.S. in management science from the London School of Economics and Political Science and an M.B.A. in finance from the Cass Business School at the City University in London.
Pursuant to Easton’s offer letter, Easton will receive an annual base salary of $200,000 and is eligible to receive a pro-rated target annual incentive bonus of $100,000 for fiscal year 2007 (employment for a partial month will be calculated for purposes of the annual bonus as if employed for the full month). This bonus award can range from 0% to 200% of the target depending upon on Blue Nile’s performance and Easton’s individual performance against key objectives established by Blue Nile’s Compensation Committee. The individual performance objectives applicable to Easton’s bonus have not yet been established.
Easton will be granted the greater of: (1) a non-statutory stock option to purchase 30,000 shares of common stock of the Company; or (2) a non-statutory stock option valued at $925,000 on the date of grant (Easton’s start date), such value to be calculated based upon the Company’s per share Black-Scholes methodology for expensing its stock options (utilizing the assumptions the Board or Subcommittee thereof determines at or before the date of grant). The exercise price of his option will be the closing sales price as quoted on the NASDAQ National Market on the last market trading day prior to Easton’s start date. His options will vest over 4 years, with one fourth (1/4) of the shares subject to the option vesting on the first year anniversary of his start date and one forty-eighth (1/48) of the shares subject to the option vesting each month thereafter. Easton’s stock option grant will be issued under our 2004 Equity Incentive Plan (the “Plan”) and will be subject to the terms and conditions of such Plan and the award agreement associated with such grant. The Plan was previously filed with the Securities and Exchange Commission as an Exhibit to Blue Nile’s Form S-1 Registration Statement.
Easton will be eligible to participate in our standard benefits package, including medical and dental plans, life insurance and disability coverage, as well as our 401(k) Retirement Savings Plan.
The summary of the material terms of the offer letter set forth above is qualified in its entirety by reference to the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Blue Nile will enter into an indemnity agreement with Easton. This indemnity agreement will provide, among other things, that Blue Nile will indemnify Easton, under the circumstances and to the extent provided for in the agreement, for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amount he may be required to pay because of any claims made against him or by him in connection with any action, suit or proceeding which he is or may be made a party to by reason of his position as an officer or other agent of Blue Nile, and otherwise to the full extent permitted under Delaware law and our bylaws. A form of indemnity agreement was previously filed with the Securities and Exchange Commission as an Exhibit to Blue Nile’s Form S-1 Registration Statement.

5.02 (b) Resignation of Principal Financial Officer
Effective upon the commencement of Easton’s employment with Blue Nile, Diane Irvine, Blue Nile’s President and Chief Financial Officer, will resign her position as Chief Financial Officer. Ms. Irvine will continue in her role as Blue Nile’s President.
5.02 (b) Resignation of Director
On August 23, 2007, Anne Saunders informed the Company of her intention to resign from its Board of Directors due to the demands of her new role at Bank of America. The effective date of Ms. Saunders’s resignation has yet to be determined.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

10.1	Offer Letter between Blue Nile, Inc. and Robin Easton

99.1	Press Release dated August 28, 2007 Announcing Robin Easton as the New Chief Financial Officer

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.
By:	/s/ Diane M. Irvine
Diane M. Irvine
President and Chief Financial Officer (Principal Accounting and Financial Officer)

Dated: August 28, 2007